Exhibit 99.1

Company contacts:

Bob Blair

Western Digital Investor Relations

949.672.7834

robert.blair@wdc.com

Steve Shattuck

Western Digital Public Relations

949.672.7817

steve.shattuck@wdc.com

FOR IMMEDIATE RELEASE:

WESTERN DIGITAL® ANNOUNCES Q2 REVENUE OF $3.8 BILLION AND

NON-GAAP NET INCOME OF $513 MILLION, OR $2.09 PER SHARE1

IRVINE, Calif. — Jan. 23, 2013 — Western Digital® Corp. (NASDAQ: WDC) today reported revenue of $3.8 billion, hard-drive shipments of 59.2 million and net income of $335 million, or $1.36 per share for its second fiscal quarter ended Dec. 28, 2012. On a non-GAAP basis, net income was $513 million or $2.09 per share.1 In the year-ago quarter, the company reported revenue of $2.0 billion, net income of $145 million, or $0.61 per share, and shipped 28.5 million hard drives. Non-GAAP net income in the year-ago quarter was $358 million, or $1.51 per share.2

The company generated $772 million in cash from operations during the December quarter, ending with total cash and cash equivalents of $3.8 billion. During the quarter, the company utilized $146 million to buy back 4.2 million shares of common stock. On Dec. 3, the company declared a $0.25 per common share dividend, which was paid on Dec. 26.

“We are pleased with our December quarter results, reflecting outstanding execution and value creation by our HGST and WD® teams,” said Steve Milligan, president and chief executive officer. “In an environment marked by continued macroeconomic uncertainty, soft PC demand and inventory rebalancing by our customers, we continue to manage our business by focusing on those variables that we control, allowing us to generate better than expected revenue and profitability and strong cash generation.”

The investment community conference call to discuss these results will be broadcast live over the Internet today at 3 p.m. Pacific/6 p.m. Eastern. The live and archived conference call webcast can be accessed online at investor.wdc.com. The telephone replay number is 888-568-0860 in the U.S. or +1-402-998-0245 for international callers.

Western Digital Announces Q2 Revenue of $3.8 Billion and

Non-GAAP Net Income of $513 Million, or $2.09 Per Share 1

About Western Digital

Western Digital Corp. (NASDAQ: WDC), Irvine, Calif., is a global provider of products and services that empower people to create, manage, experience and preserve digital content. Its subsidiaries design and manufacture storage devices, networking equipment and home entertainment products under the WD®, HGST and G-Technology brands. Visit the Investor section of the company’s website (www.westerndigital.com) to access a variety of financial and investor information.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements concerning the company’s revenue, profitability and cash generation. These forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including the impact of continued uncertainty and volatility in global economic conditions; supply and demand conditions in the hard drive industry; uncertainties concerning the availability and cost of commodity materials and specialized product components; actions by competitors; unexpected advances in competing technologies; uncertainties related to the development and introduction of products based on new technologies and expansion into new data storage markets; business conditions and growth in the various hard drive markets; pricing trends and fluctuations in average selling prices; and other risks and uncertainties listed in the company’s filings with the Securities and Exchange Commission (the “SEC”), including the company’s recent Form 10-Q filed with the SEC on Nov. 2, 2012, to which your attention is directed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

Western Digital Announces Q2 Revenue of $3.8 Billion and

Non-GAAP Net Income of $513 Million, or $2.09 Per Share 1

###

Western Digital, WD and the WD logo are registered trademarks in the U.S. and other countries. Other marks may be mentioned herein that belong to other companies.

[1]

Non-GAAP net income for the second quarter fiscal 2013 consists of GAAP net income of $335 million plus $88 million for a tax-related matter, $49 million of amortization of intangibles related to the acquisition of HGST and $41 million related to employee termination benefits and other charges. Non-GAAP earnings per share of $2.09 for the second quarter is calculated by using the same 246 million diluted shares as is used for GAAP earnings per share. The tax effect of the employee termination benefits and other charges was not material.

[2]

Non-GAAP net income for the second quarter fiscal 2012 consists of GAAP net income of $145 million plus $199 million for charges and expenses related to the flooding and $14 million of acquisition-related expenses. Non-GAAP earnings per share of $1.51 for the second quarter is calculated by using the same 237 million diluted shares as is used for GAAP earnings per share.

WESTERN DIGITAL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions; unaudited)

	Dec. 28,	Jun. 29,
	2012	2012
ASSETS
Current assets:
Cash and cash equivalents	$3,816	$3,208
Accounts receivable, net	1,732	2,364
Inventories	1,204	1,210
Other	423	359

Total current assets	7,175	7,141
Property, plant and equipment, net	3,938	4,067
Goodwill	1,907	1,975
Other intangible assets, net	709	799
Other assets	200	224

Total assets	$13,929	$14,206

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,185	$2,773
Accrued expenses	722	858
Accrued warranty	131	171
Current portion of long-term debt	288	230

Total current liabilities	3,326	4,032
Long-term debt	1,840	1,955
Other liabilities	516	550

Total liabilities	5,682	6,537
Total shareholders’ equity	8,247	7,669

Total liabilities and shareholders’ equity	$13,929	$14,206

WESTERN DIGITAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in millions, except per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	Dec. 28,	Dec. 30,	Dec. 28,	Dec. 30,
	2012	2011	2012	2011
Revenue, net	$3,824	$1,995	$7,859	$4,689
Cost of revenue	2,765	1,347	5,607	3,500

Gross profit	1,059	648	2,252	1,189

Operating expenses:
Research and development	378	191	774	384
Selling, general and administrative	162	96	341	185
Employee termination benefits and other charges	41	—	67	—
Charges related to flooding	—	199	—	199

Total operating expenses	581	486	1,182	768

Operating income	478	162	1,070	421
Net interest and other	(10)	(2)	(24)	(3)

Income before income taxes	468	160	1,046	418
Income tax provision	133	15	192	34

Net income	$335	$145	$854	$384

Income per common share:
Basic	$1.38	$0.62	$3.50	$1.64

Diluted	$1.36	$0.61	$3.43	$1.62

Weighted average shares outstanding:
Basic	242	234	244	234

Diluted	246	237	249	237

WESTERN DIGITAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions; unaudited)

	Three Months Ended		Six Months Ended
	Dec. 28,	Dec. 30,	Dec. 28,	Dec. 30,
	2012	2011	2012	2011
Cash flows from operating activities
Net income	$335	$145	$854	$384
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	309	140	622	298
Stock-based compensation	32	24	71	41
Deferred income taxes	80	9	68	18
Non-cash portion of employee termination benefits and other charges	15	—	15	—
Non-cash portion of charges related to flooding	—	109	—	109
Changes in operating assets and liabilities, net	1	(49)	78	(120)

Net cash provided by operating activities	772	378	1,708	730

Cash flows from investing activities
Purchases of property, plant and equipment	(246)	(120)	(628)	(253)
Acquisitions, net of cash acquired	(18)	—	(27)	—
Purchase of investment	(15)	—	(15)	—

Net cash used in investing activities	(279)	(120)	(670)	(253)

Cash flows from financing activities
Employee stock plans, net	53	22	113	20
Repurchases of common stock	(146)	—	(364)	—
Dividends to shareholders	(121)	—	(121)	—
Repayment of debt	—	(31)	(58)	(63)

Net cash used in financing activities	(214)	(9)	(430)	(43)

Net increase in cash and cash equivalents	279	249	608	434
Cash and cash equivalents, beginning of period	3,537	3,675	3,208	3,490

Cash and cash equivalents, end of period	$3,816	$3,924	$3,816	$3,924